            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-103439) pertaining to the Stonepath Group Inc. 401(k) Plan of our report dated July 5, 2006, with respect to the financial statements and supplemental schedule of the Stonepath Group, Inc. 401(k) Plan for the year ended December 31, 2005, included in this Annual Report on Form 11-K.

/s/ Peterson Sullivan PLLC

Seattle, Washington
July 13, 2006